FI CBM Holdings N.V.

Financial Statements

at December 31, 2012

CONTENTS

BOARD OF DIRECTORS

FINANCIAL STATEMENTS AT DECEMBER 31, 2012 2

NOTES 3

FI CBM Holdings N.V.

Principal offices: Cranes Farm Road, Basildon, Essex SS14 3AD, UNITED KINGDOM

Share Capital: €50,000

Amsterdam Companies Register: 56532474

BOARD OF DIRECTORS

BOARD OF DIRECTORS

Chairman

Sergio Marchionne

Directors

Richard Joseph Tobin

Derek Neilson

FINANCIAL

STATEMENTS

AT

DECEMBER

31, 2012

PROFIT AND LOSS ACCOUNT

December 31, 2012

Euro

Interest income

15

Bank charges

(82)

Profit/(Loss) for the period

(67)

BALANCE SHEET

Current assets and liabilities

Cash and cash equivalents

212

Intercompany financial receivable

49,804

Accruals

(83)

Net current assets

49,933

EQUITY AND LIABILITIES

Equity

Share capital

50,000

Profit and Loss Account for the period

(67)

Total equity

49,933

TOTAL EQUITY AND LIABILITIES 49,933

FI CBM Holdings N.V. Financial Statements at December 31, 2012 2

NOTES

There are only two significant events recorded in the Financial Statements of FI CBM Holdings N.V. at December 31 2012. The first is the incorporation of the Company, which took place on November 23, 2012 through the subscription and payment by Fiat Industrial S.p.A. of the entire share capital of €50,000, consisting of 5,000,000 ordinary shares having a par value of €0.01 each, and the second being an interest bearing loan signed on 19th December of €49,800 to Fiat Industrial Finance Europe S.A..

The Company was established for the purpose of implementing a companies’ reorganization which forms part of a broader reorganization and simplification of the corporate structure of Fiat Industrial Group consisting of a series of interconnected mergers that will result in FI CBM Holdings N.V. becoming the new parent company of the Group.

The accounting treatment of the incorporation in the Financial Statements at December 31, 2012 conforms to Dutch Accounting Standards.

February 21, 2013

On behalf of the Board of Directors

/s/ Sergio Marchionne

Sergio Marchionne

CHAIRMAN

FI CBM Holdings N.V. Financial Statements at December 31, 2012 3